UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
  ______________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 9, 2018
  ______________________________________
Renewable Energy Group, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-35397	26-4785427
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
416 South Bell Avenue
Ames, Iowa 50010
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (515) 239-8000
 ______________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On February 9, 2018, President Trump signed into law H.R. 1892, which, among other things, reinstated the federal biodiesel mixture excise tax credit (the "BTC") for the 2017 calendar year. Renewable Energy Group, Inc. (the “Company”) estimates that the retroactive credit for 2017 will result in a net benefit to the Company in the range of approximately $210 million to $220 million, which will be recognized in the Company's financial statements for the quarter ending March 31, 2018. The Company intends to reflect the net benefit in its calculation of Adjusted EBITDA for the year ended December 31, 2017, as the BTC net benefit relates to 2017 operations.

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as amended, regarding the estimated net benefit to the Company as a result of the retroactive reinstatement of the BTC for 2017. These forward-looking statements are based on current expectations, estimates, assumptions and projections that are subject to change, and actual results may differ materially from the forward-looking statements. Among other things, the estimated net benefit to the Company as a result of the retroactive reinstatement of the BTC for 2017 is preliminary and is subject to completion of our financial closing procedures. The forward-looking statements are made as of the date of this Form 8-K and the Company does not undertake to update any forward-looking statements based on new developments or changes in the Company's expectations.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 14, 2018

RENEWABLE ENERGY GROUP, INC.

By:	/s/ Chad Stone
Chad Stone
Chief Financial Officer